UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 8, 2014

OFS Capital Corporation

(Exact name of Registrant as specified in its charter)

Delaware	814-00813	46-1339639
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 South Wacker Drive, Suite 2500 Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 734-2060

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant

(a)	Prior independent registered public accounting firm

On April 8, 2014, the board of directors (the “Board”) of OFS Capital Corporation (the “Company”) dismissed McGladrey LLP (“McGladrey”) as the Company’s independent registered public accounting firm. The Board’s decision to dismiss McGladrey was recommended by the audit committee of the Board.

McGladrey served as the Company’s independent registered public accounting firm for the Company’s fiscal years ended December 31, 2012 and 2013. The reports of McGladrey on the Company’s financial statements for the years ended December 31, 2012, and 2013 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2012 and 2013 and through April 8, 2014, there were no disagreements with McGladrey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of McGladrey would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

During the fiscal years ended December 31, 2012 and 2013 and through April 8, 2014, there has been one reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K). McGladrey reported that the Company had a material weakness in its internal control over financial reporting related to deficiencies in the accounting and financial reporting controls in connection with the audit of the Company’s financial statements as of December 31, 2013. Specifically, the Company identified a material weakness related to management’s analysis regarding the appropriate accounting treatment for the Company’s acquisitions of the remaining ownership interests in OFS SBIC I, LP (“SBIC I LP”) and OFS SBIC I GP, LLC (“SBIC I GP”) on December 4, 2013, making SBIC I LP and SBIC I GP wholly owned subsidiaries of the Company.

In connection with the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, McGladrey issued an attestation report on the Company’s internal control over financial reporting and concluded that the Company did not maintain effective internal control over financial reporting as of December 31, 2013, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission in 1992.

The Company requested that McGladrey review the disclosures contained herein and asked McGladrey to furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission containing any new information, clarification of the Company’s expression of McGladrey’s views, or the respects in which McGladrey does not agree with the statements contained herein. A copy of McGladrey’s letter, dated April 14, 2014, is filed as an exhibit to this Form 8-K.

(b) New independent registered public accounting firm

In March and April 2014, the audit committee of the Board conducted a review of the selection of the Company’s independent registered public accounting firm. As part of this process, the Company contacted four other independent registered public accounting firms and solicited input from them on their ability to provide the audit services that the Company requires. Among other considerations, the Company sought detailed information about their experience auditing other business development companies that have elected to be taxed as regulated investment companies. The Company contacted these four other independent registered public accounting firms for the audit of its annual consolidated financial statements for the fiscal year ending December 31, 2014.

As a result of this review, on April 11, 2014, the Company engaged BDO USA, LLP (“BDO”) to serve as the Company’s new independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2014.

During the fiscal years ended December 31, 2012 and 2013 and through April 11, 2014, the date of the engagement of BDO, neither the Company, nor any person on its behalf, had consulted with BDO with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or (ii) any matter that was either the subject of a “disagreement” or a “reportable event” as such terms are described in Items 304(a)(1)(iv) or 304(a)(1)(v), respectively, of Regulation S-K promulgated under the Exchange Act.

Item 9.01	Financial Statements and Exhibits

No.	Description

16.1	Letter of Certified Public Accounting Firm

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OFS Capital Corporation

Date: April 14, 2014	By:	/s/ Robert S. Palmer
Chief Financial Officer